Exhibit 10.30

SPLIT-DOLLAR AGREEMENT

     THIS AGREEMENT made and entered into this 11th day of March, 2005, effective as of August 3, 2004, by and between MasTec, Inc., a Florida corporation, with principal offices and place of business in the State of Florida (hereinafter referred to as the “Corporation”), and Jose Mas, an individual residing in the State of Florida (hereinafter referred to as the “Employee”),

     WITNESSETH THAT:

     WHEREAS, the Employee is employed by the Corporation; and

     WHEREAS, the Employee wishes to provide life insurance protection for his family in the event of his death, under a Policy of life insurance insuring his life (hereinafter referred to as the “Policy”), which is described in Exhibit A attached hereto and by this reference made a part hereof, and which was issued by The Hartford Financial Services Group Inc. (hereinafter referred to as the “Insurer”); and

     WHEREAS, the Corporation is willing to pay the premiums due on the Policy as an additional employment benefit for the Employee, on the terms and conditions hereinafter set forth; and

     WHEREAS, the Corporation is the owner of the Policy and, as such, possesses all incidents of ownership in and to the Policy; and

     WHEREAS, the Corporation wishes to retain such ownership rights, in order to secure the repayment of the amount due it hereunder;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

     1. Purchase of Policy. The Corporation has purchased the Policy from the Insurer in the total face amount of $10,000,000 and Death Benefit Option 3 (as such term is defined in the Policy). The parties hereto have taken all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the endorsement to the Policy or beneficiary designation filed with the Insurer.

     2. Ownership of Policy. The Corporation shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, including, but not limited to, the right to elect and to change the Death Benefit Option, the Face Amount of Insurance Death Benefit, and the investment options of the Policy, except as may otherwise be provided herein; provided, however, that in no event shall the Corporation have any right to borrow against or make withdrawals from the Policy.

     3. Designation of Policy Beneficiary/Endorsement. Contemporaneously with the execution of this Agreement, the Corporation has executed a beneficiary designation for and/or an endorsement to the Policy, under the form used by the Insurer therefore, naming itself as the sole beneficiary of the policy death proceeds, in order to secure the amount due the Corporation hereunder.

     4. Election of Settlement Option and Beneficiary Designation by Employee. The Employee may select the settlement option for payment of the death benefit provided under the Policy and the beneficiary or beneficiaries to receive the portion of policy proceeds to which the Employee is entitled hereunder, by specifying the same in a written notice to the Corporation. Upon receipt of such notice, the Corporation shall promptly execute and deliver to the Insurer the forms necessary to elect the requested settlement option and to designate the requested person, persons or entity as the beneficiary or beneficiaries to receive the death proceeds of the Policy in excess of the amount to which the Corporation is entitled hereunder. The parties hereto agree to take all action necessary to cause the beneficiary designation and settlement option provisions of the Policy to conform to the provisions hereof. The Corporation shall not terminate, alter or amend such designation or election without the express written consent of the Employee, except as provided in paragraph 9b hereof.

     5. Payment of Premiums. On or before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay the full amount of the Planned Periodic Target premium (as such term is defined in the Policy) to the Insurer, and shall, upon request, promptly furnish the Employee evidence of timely payment of such premium. Subject to the acceptance of such amount by the Insurer, the Corporation may, in its discretion, at anytime and from time to time, make additional premium payments on the Policy. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for any Federal, state or local taxes, as applicable, as a result of the insurance protection provided the Owner as the Policy beneficiary.

     6. Limitations on Corporation’s Rights in Policy.

          a. Except as otherwise provided herein, the Corporation shall not sell, assign, transfer, surrender or cancel the Policy, change the beneficiary designation provision thereof, change the Death Benefit Option provision, decrease the Face Amount of Insurance Death Benefit, borrow against or make withdrawals from the Policy without, in any such case, the express written consent of the Employee.

          b. Notwithstanding any provision hereof to the contrary, the Corporation shall have the sole authority to direct the manner in which the Policy Account established pursuant to the terms of the Policy shall be allocated among the various investment options from time to time available under the Policy and to change such allocation from time to time, as provided for in the Policy.

     7. Collection of Death Proceeds.

          a. Upon the death of the Employee, the Corporation shall cooperate with the beneficiary or beneficiaries designated by the Corporation at the direction of the Employee to take whatever action is necessary to collect the death benefit provided under the Policy; when such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.

          b. Upon the death of the Employee, the Corporation shall have the unqualified right to receive a portion of such death benefit equal to the greater of (i) the total amount of premiums paid by it hereunder plus 4% compounded annually, or (ii) the aggregate cash value of the Policy (excluding surrender charges or other similar charges or reductions) immediately before the death of the Employee (the “Corporation’s Death Benefit”). In no event shall the Corporation’s Death Benefit exceed the Policy proceeds payable at the death of the Employee. After payment in full of the Corporations Death Benefit, the balance of the death benefit provided under the Policy shall be paid directly to the beneficiary or beneficiaries designated by the Corporation at the direction of the Employee, in the manner and in the amount or amounts provided in the beneficiary designation provisions of the Policy. In no event shall the amount payable to the Corporation hereunder exceed the Policy proceeds payable as a result of the maturity of the Policy as a death claim. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Corporation at the direction of the Employee until the full amount of the Corporation’s Death Benefit has been paid. The parties hereto agree that the beneficiary designation of the Policy shall conform to the provisions hereof.

          c. Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the Employee and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Corporation and the Employee’s beneficiary or beneficiaries shall have the unqualified right to share such premiums based on their respective cumulative contributions thereto.

     8. Termination of the Agreement During the Employee’s Lifetime.

          a. This Agreement shall terminate, during the Employee’s lifetime, without notice, upon the occurrence of any of the following events: (a) total cessation of the Corporation’s business; (b) bankruptcy, receivership or dissolution of the Corporation; or (c) at any time the voting securities of the Corporation owned in the aggregate, directly or indirectly, by Jose Ramon Mas Holdings I Limited Partnership, Jorge Mas Holdings I Limited Partnership, Mas Family Foundation, Inc., a Florida not-for-profit corporation, Juan Carlos Mas Holdings I Limited Partnership, Jorge L Mas Canosa Holdings I Limited Partnership, and the respective ancestors and descendants of Jose Ramon Mas, Jorge Mas, Juan Carlos Mas, and Jorge L Mas Canosa constitute less than 38% of the then outstanding voting securities of the Corporation (a “Change in Control”).

          b. In addition, the Employee may terminate this Agreement while no premium under the Policy is overdue, by written notice to the Corporation. Such termination shall be effective as of the date of such notice.

     9. Disposition of the Policy on Termination of the Agreement During the Employee’s Lifetime.

          a. For sixty (60) days after the date of the termination of this Agreement during the Employee’s lifetime, the Employee shall have the assignable option to purchase the Policy from the Corporation. The purchase price for the Policy shall be the greater of (i) the total amount of the premiums paid by the Corporation hereunder plus 4% compounded annually, or (ii) the then aggregate cash value of the Policy (excluding surrender charges or other similar charges or reductions). Upon receipt of such amount, the Corporation shall transfer all of its right, title and interest in and to the Policy to the Employee or his assignee, by the execution and delivery of an appropriate instrument of transfer.

          b. If the Employee or his assignee fails to exercise such option within such sixty (60) day period, then the Corporation shall be vested with all ownership rights under the Policy; without limitation, the Corporation may maintain, cancel or surrender the Policy at any time. In connection with any cancellation or surrender of the Policy, the Corporation may retain all cash surrender values and other sums payable to the owner of the Policy; in connection with any payment of death proceeds under the Policy if maintained, the Corporation may retain all of the same; the Corporation may name itself and/or its designees as beneficiary under the Policy; the Corporation shall enjoy all other ownership rights in the Policy even if not herein specifically enumerated; none of the Employee, any co-insured party, or the heirs or assigns or designated beneficiaries of any of them, or any person claiming by or through any of the foregoing, shall have any further interest in and to the Policy whether under the terms hereof or under the terms of such Policy.

          c. Notwithstanding any other provision hereof, the repayment to the Corporation hereunder shall be made solely from the cash surrender value of the Policy if this Agreement is terminated during the lifetime of the Insured; in no event shall the Insured have any personal liability to repay the Corporation any amount in excess of the then cash surrender value of the Policy on termination of this Agreement during the Insured’s lifetime.

     10. Insurer Not a Party. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the beneficiary designation executed by the Corporation and filed with the Insurer in connection herewith.

     11. Assignment by Employee. Notwithstanding any provision hereof to the contrary, the Employee shall have the right to absolutely and irrevocably assign by gift all of his right, title and interest in and to this Agreement and to the Policy to an assignee. This right shall be exercisable by the execution and delivery to the Corporation of a written assignment, in substantially the form attached hereto as Exhibit B, which by this reference is made a part hereof. Upon receipt of such written assignment executed by the Employee and duly accepted by the assignee thereof, the Corporation shall consent thereto in writing, and shall thereafter treat the Employee’s assignee as the sole owner of all of the Employee’s right, title and interest in and to this Agreement and in and to the Policy. Thereafter, the Employee shall have no right, title or interest in and to this Agreement or the Policy, all such rights being vested in and exercisable only by such assignee.

     12. Named Fiduciary, Determination of Benefits, Claims Procedure and Administration.

          a. Named Fiduciary. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

          b. Claim. A Participant, beneficiary or other person who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as “Claimant”), or his or her duly authorized representative, may file a written request for such benefit with the President of the Corporation (the “First Level Reviewer”) setting forth his or her claim. Such claim must be addressed to the President of the Corporation, at its then principal place of business.

          c. Claim Decision. Upon receipt of a claim, the First Level Reviewer shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than ninety (90) days, and shall, in fact, deliver such reply within such period. However, the First Level Reviewer may extend the reply period for an additional ninety (90) days for reasonable cause. If the reply period will be extended, the First Level Reviewer shall advise the Claimant in writing during the initial ninety (90) day period indicating the special circumstances requiring an extension and the date by which the First Level Reviewer expects to render the benefit determination.

          If the claim is denied in whole or in part, the First Level Reviewer will render a written opinion, using language calculated to be understood by the Claimant, setting forth

               (1) the specific reason or reasons for the denial;

               (2) the specific references to pertinent Plan provisions on which the denial is based;

               (3) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such material or such information is necessary;

               (4) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and

               (5) the time limits for requesting a review of the denial under subparagraph c hereof and for the actual review of the denial under subparagraph d hereof.

          d. Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Corporation (the “Second Level Reviewer”) review the First Level Reviewer’s prior determination. Such request must be addressed to the Secretary of the Corporation, at its then principal place of business. The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which such information shall be considered in the review under this subsection without regard to whether such information was submitted or considered in the initial benefit determination.

          The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the First Level Reviewer in making its initial claims decision, (ii) was submitted, considered or generated in the course of the First Level Reviewer making its initial claims decision, without regard to whether such instrument was actually relied upon by the First Level Reviewer in making its decision or (iii) demonstrates compliance by the First Level Reviewer with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with this Agreement and that, where appropriate, the provisions of this Agreement have been applied consistently with respect to similarly situated claimants. If the Claimant does not request a review of the First Level Reviewer’s determination within such sixty (60) day period, he or she shall be barred and estopped from challenging such determination.

          e. Review of Decision. Within a reasonable period of time, ordinarily not later than sixty (60) days, after the Second Level Reviewer’s receipt of a request for review, it will review the First Level Reviewer’s prior determination. If special circumstances require that the sixty (60) day time period be extended, the Second Level Reviewer will so notify the Claimant within the initial sixty (60) day period indicating the special circumstances requiring an extension and the date by which the Second Level Reviewer expects to render its decision on review, which shall be as soon as possible but not later than 120 days after receipt of the request for review. In the event that the Second Level Reviewer extends the determination period on review due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall not take into account the period beginning on the date on which notification of extension is sent to the Claimant and ending on the date on which the Claimant responds to the request for additional information.

          The Second Level Reviewer has discretionary authority to determine a Claimant’s eligibility for benefits and to interpret the terms of this Agreement. Benefits under this Agreement will be paid only if the Second Level Reviewer decides in its discretion that the Claimant is entitled to such benefits. The decision of the Second Level Reviewer shall be final and non-reviewable, unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding upon the Employer and the Claimant.

     If the Second Level Reviewer makes an adverse benefit determination on review, the Second Level Reviewer will render a written opinion, using language calculated to be understood by the Claimant, setting forth: (1) the specific reason or reasons for the denial; (2) the specific references to pertinent Plan provisions on which the denial is based; (3) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Second Level Reviewer in making its decision, (ii) was submitted, considered or generated in the course of the Second Level Reviewer making its decision, without regard to whether such instrument was actually relied upon by the Second Level Reviewer in making its decision or (iii) demonstrates compliance by the Second Level Reviewer with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with this Agreement, and that, where appropriate, the provisions of this Agreement have been applied consistently with respect to similarly situated claimants; and(4) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following the adverse benefit determination on such review.

     13. Amendment. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

     14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, his successors, assigns, heirs, executors, administrators and beneficiaries.

     15. Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

     16. Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Florida.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MASTEC, INC.
By:	/s/ Austin Shanfelter
Austin Shanfelter, President,
“Corporation”

/s/ Jose Mas
JOSE MAS
“Employee”

EXHIBIT B

     THIS ASSIGNMENT, dated this ___ day of March, 2005.

     WITNESSETH THAT:

     WHEREAS, the undersigned (the “Assignor”) is the Employee under that certain Split-Dollar Agreement between MasTec, Inc., a Florida corporation (the “Corporation”) and Jose Mas dated March ___, 2005, (the “Split-Dollar Agreement”), which Split-Dollar Agreement confers upon the undersigned certain rights and benefits with regard to one or more policies of insurance insuring the Assignor’s life; and

     WHEREAS, pursuant to the provisions of said Split-Dollar Agreement, the Assignor retained the right, exercisable by the execution and delivery to the Corporation of a written form of assignment, to absolutely and irrevocably assign all of the Assignor’s right, title and interest in and to said Split-Dollar Agreement to an assignee; and

WHEREAS, the Assignor desires to exercise said right;

     NOW, THEREFORE, the Assignor, without consideration, and intending to make a gift, hereby absolutely and irrevocably assigns, gives, grants and transfers to _____________________ (the “Assignee”), all of the Assignor’s right, title and interest in and to the Split-Dollar Agreement and said policies of insurance, intending that, from and after this date, the Split-Dollar Agreement be solely between the Corporation and the Assignee and that hereafter the Assignor shall neither have nor retain any right, title or interest therein.

JOSE MAS Assignor

Page 2, EXHIBIT B

ACCEPTANCE OF ASSIGNMENT

     The undersigned Assignee hereby accepts the above assignment of all right, title and interest of the Assignor therein in and to the Split-Dollar Agreement, and the undersigned hereby agrees to be bound by all of the terms and conditions of said Split-Dollar Agreement, as if the original Employee thereunder.

By:
_______________, Trustee
Assignee

Dated: ______________, 2005

CONSENT TO ASSIGNMENT

     The undersigned Corporation hereby consents to the foregoing assignment of all of the right, title and interest of the Assignor in and to the Split-Dollar Agreement, to the Assignee designated therein. The undersigned Corporation hereby agrees that, from and after the date hereof, the undersigned Corporation shall look solely to such Assignee for the performance of all obligations under said Split-Dollar Agreement which were heretofore the responsibility of the Assignor, shall allow all rights and benefits provided therein to the Assignor to be exercised only by said Assignee, and shall hereafter treat said Assignee in all respects as if the original Employee thereunder.

MASTEC, INC.
By:
Austin Shanfelter
President

Dated: ______________, 2005